Exhibit 10.1
Gannett Co., Inc.
Annual Bonus Plan
As amended and restated as of January 1, 2025
I.     Plan Objective
The purpose of the Gannett Co., Inc. Annual Bonus Plan (the “Plan”) is to promote the interests of Gannett Co., Inc. (the “Company”) and its Affiliates by providing additional incentive for eligible Employees to achieve key financial and strategic business objectives.
II.    Administration
The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company, or its designees, will administer the Plan. This includes, among other things, approving Company performance goals, individual performance goals, if any, for Executive Officers (as designated by the Board), Target Percents, and determining whether a Bonus will be paid pursuant to the Plan. The Compensation Committee or its designees, in their discretion, and without prior notice, may (i) modify, amend, change, alter, or terminate the Plan, (ii) determine whether, when, and to whom a Bonus will be paid, and (iii) determine the other conditions of the grant of a Bonus. The provisions and conditions of Bonus grants need not be the same with respect to each grantee or with respect to each Bonus. No Bonus will be paid unless the Compensation Committee or its designees determine: (a) that the terms of the Plan have been satisfied; and (b) that payment to the Participant in the stated amount is appropriate under the Plan.
The Compensation Committee and its designees have discretionary authority to interpret the Plan and decide all issues relating to the Plan. Each determination or other action made or taken by the Compensation Committee or its designees pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Bonuses granted hereunder, will be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, any Affiliate of the Company, officers, Employees, and any Participant or former Participant under the Plan, as well as any respective successors in interest. In the event of a claim or dispute relating to the Plan, the Compensation Committee and its designees have discretionary authority to decide the claim or dispute, and their decision is final and binding on all parties.
III. Defined Terms
The following terms used in the Plan have the following meanings:
“Affiliate” means (i) an entity that directly or through one or more intermediaries is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest, as determined by the Board.
“Bonus" means an amount calculated and awarded under the Plan to a Participant for a Plan Year.
“Cause” means a termination of a Participant’s employment with the Company and its Affiliates following the occurrence of any of the following events, each of which shall constitute a “Cause” for such termination:

Exhibit 10.1
(i) embezzlement, fraud, misappropriation of funds, breach of fiduciary duty or other act of material dishonesty committed by a Participant or at his or her direction;
(ii) failure by a Participant to perform adequately the duties of his or her position, as a result of neglect or refusal, that he or she does not remedy within thirty (30) days after receipt of written notice from the Company or one of its Affiliates;
(iii) material violation of the Company’s employment policies by a Participant;
(iv) gross negligence, including in a supervisory capacity, of the Participant that causes significant financial or reputational harm to the Company or any Affiliate;
(v) conviction of, or plea of guilty or nolo contendere by a Participant to a felony or any crime involving moral turpitude; or
(vi) finding by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission that Participant has violated any Federal or State securities law.
“Change in Control” means the first to occur of the following:
(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of its Affiliates or (D) any acquisition pursuant to a transaction that complies with paragraph (c)(i), (c)(ii) and (c)(iii) of this definition;
(b) individuals who, as of December 23, 2020, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding

Exhibit 10.1
voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or any corporation or entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
“CIC Plan” means the Gannett Co., Inc. 2015 Change in Control Severance Plan, as amended and restated effective as of December 23, 2020, and as may be further amended and/or restated from time to time by the Company.
“Employee” means any person regularly employed on a full-time or part-time basis by the Company or any of its Affiliates.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
"Performance Period" means the time period for which an Employee is a Participant in the Plan during a Plan Year.
“Plan Year” means the 12-month period beginning January 1 and ending December 31..
“Target Amount” for a Plan Year means the Participant’s annual base salary rate in effect on the last day of the Performance Period (or the earlier date of the Participant’s termination or a Change in Control, if applicable) multiplied by their Target Percent for the Plan Year.
“Target Percent” of a Participant for a Plan Year means the percentage applied to the Participant’s annual base salary rate to determine their Target Amount for the Plan Year based on their job level and subdivision in effect of the last day of the Performance Period (or the earlier date of the Participant’s termination or a Change in Control, if applicable).
IV.    Eligibility and Participation
Eligibility for participation in the Plan is determined in the sole discretion of the Compensation Committee or its designees. An Employee is eligible to participate in the Plan (a “Participant”) if they meet the following eligibility factors:
i.Active employment status (for example, contractors, interns, temporary and contingent workers, among others, are not eligible to participate in the Plan);

Exhibit 10.1
ii.An Employee not subject to the terms and provisions of a collective bargaining agreement;
iii.Hired or transferred into a position eligible to participate in the Plan on or before September 30th of the applicable Plan Year; and
iv.Not actively participating in another short-term cash incentive plan of the Company or any of its Affiliates (including, but not limited to, Ventures Endurance Bonus Plan, Digital Marketing Solutions incentive plans, Marketing Solutions incentive plans, and GPS quarterly plan).
The fact that an Employee is eligible to participate in the Plan in one Plan Year does not assure that the Employee will be eligible to participate in any subsequent Plan Year. The fact that an Employee is eligible to participate in the Plan for any Plan Year does not mean that the Employee will receive a Bonus for that Plan Year. The Compensation Committee or its designees will determine an Employee's eligibility for participation in the Plan from time to time prior to or during each Plan Year.
V.    Components of the Plan
A.Performance Criteria
Performance for a Plan Year will be measured based upon one or more objective or subjective criteria. Criteria will be measured over the Plan Year. The Compensation Committee will specify which of the following criteria, or such other criteria as the Compensation Committee may determine, will apply during such Plan Year, as well as any applicable matrices, schedules, or formulae applicable to weighting of such criteria in determining performance, including but not limited to:
•Total Adjusted EBITDA;
•Total Revenue;
•Total Digital Revenue;
•Free Cash Flow;
•Pageviews or audience growth;
•Total paid relationships (print and digital);
•Top market year-over-year profitability trend improvement;
•Customer count;
•Digital-only Paid Subscriptions;
•Media digital advertising revenue relative to total functional content expense; and
•B2B retention improvement.
Any of the performance criteria can be applied on an absolute basis or on a relative basis (e.g., as a relative comparison to a peer group, industry index, broad-based index, etc.).
Performance Goals
Using any applicable matrices, schedules, or formulae applicable to weighting of the performance criteria, the Compensation Committee will develop all Company performance goals for a Plan Year for all Participants and individual performance goals, if any, for the Participants who are Executive Officers during such Plan Year.
The Compensation Committee or its designees, as applicable, have the right to use different performance criteria for a Plan Year for different Participants, and the number and weight

Exhibit 10.1
of Company performance goals and individual performance goals may vary by Participant and by Plan Year.
When the Compensation Committee or its designees, as applicable, sets the performance goals for a Participant, the Compensation Committee or its designees, as applicable, may establish the general, objective rules which will be used to determine the extent, if any, that a Participant’s performance goals have been met and the specific, objective rules, if any, regarding any exceptions to the use of such general rules, and any such specific, objective rules may be designed as the Compensation Committee or its designees, as applicable, deems appropriate to take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the Compensation Committee or its designees, as applicable, deems relevant in light of the nature of the performance goals set for the Participant or the assumptions made by the Compensation Committee or its designees, as applicable, regarding such goals.
All performance goals under the Plan for a Plan Year are independent of each other and structured such that a Participant may be paid a Bonus for the Plan Year for achievement relative to one or more performance goals, even if threshold performance is not attained for another performance goal for the Plan Year.
B.Bonuses
A Participant’s Target Amount for a Plan Year will be based on a percentage of the Participant’s annual base salary rate in effect as of the last day of the Performance Period (or the earlier date of the Participant’s termination or a Change in Control, if applicable).
A Participant’s Target Percent for a Plan Year is determined by the job level and subdivision in which the Participant works as of the last day of the Performance Period (or the earlier date of the Participant’s termination or a Change in Control, if applicable).
C.Determination and Timing of Bonus
At the end of each applicable Plan Year, the Compensation Committee or its designees shall determine the extent, if any, to which the criteria established by the Compensation Committee for the Plan Year in accordance with Section V(A) of the Plan have been met. All Bonuses for a Plan Year to Participants who are Executive Officers will be determined by the Compensation Committee in its sole discretion. Bonuses to all other Participants for the Plan Year shall be determined by the Compensation Committee or its designees, in their sole discretion.
    The Compensation Committee or its designees, in each of their respective sole discretion, may adjust the result of any Company performance goal and/or individual performance goal during the Plan Year or Performance Period to consider events it deems relevant, and may then adjust, either upwards or downwards, in their discretion, each Participant’s Target Percent and Bonus. A Participant’s Bonus for a Plan Year may be greater than or less than the Participant’s Target Amount for the Plan Year based on actual achievements against Company performance goals for the Plan Year and individual performance goals for the Performance Period.
VI.    Out of Cycle Events and Proration
Prorated Bonuses. Unless the Compensation Committee or its designees determine otherwise, the Bonus for a Plan Year will be prorated based on the number of days in the Performance Period divided

Exhibit 10.1
by the number of days in the Plan Year. The following guidelines will apply unless the Compensation Committee or its designees determine otherwise.
oNew Hires and Rehires – Employees determined to be Participants in the Plan for a Plan Year after the start of the Plan Year will have their Bonus, if any, prorated based on the number of days in the Performance Period. In the case of rehires, there is no credit for prior service.
oLeaves of Absence – Bonuses are not prorated for approved leaves of absence in active employment status during a Plan Year (i.e., Participants are treated as having actively and continuously worked during the Plan Year when on an approved leave of absence).
oChange in Position – If a Participant’s position changes during a Plan Year but they remain eligible to participate in the Plan (with either a higher or lower Target Percent) the Target Amount for the Plan Year will be based on the Target Percent as of the last day of the Performance Period.
oChange in Eligibility - If a Participant moves to another short-term cash incentive plan or otherwise becomes ineligible under the Plan during a Plan Year, the Bonus will be pro-rated based on the number of days in the Performance Period. If, as a result of a promotion or other change, an Employee becomes eligible to participate in the Plan during a Plan Year, then the Employee who is selected as a Participant may be considered for a Bonus under the Plan for the Plan Year with any such Bonus being prorated based on the number of days in the Performance Period.
oTermination - A Participant may be eligible to receive a prorated Bonus in the event of the Participant’s death, retirement, or termination by the Company without Cause.
VII.    Forfeiture or Clawback
Notwithstanding any provision to the contrary, if prior to the payment of a Bonus to a Participant, the Compensation Committee or its designees resolve that the Participant was or should have been terminated for Cause, no Bonus shall be paid to the Participant. In addition, the Company may assert any other remedies that may be available to the Company under applicable law.
Any Bonus granted under this Plan will be subject to any recoupment or clawback policy that the Company has in place or may adopt from time to time and to any requirement of applicable law, regulation or listing standard that requires the Company to recoup or claw back compensation paid pursuant to such a Bonus.
VIII.    Change in Control
In the event the Company experiences a Change in Control during a Plan Year, the Company shall pay to a Participant who is employed by the Company as of the date of the Change in Control a Bonus for the Plan Year that is the greater of: (i) the Bonus that would be paid under the Plan for the Plan Year based on actual performance results through the date of the Change in Control (with the Company performance goals prorated to reflect the partial year from the first day of the Plan Year to the date of the Change in Control); and (ii) the Participant’s Target Amount for the Plan Year; in each case such Bonus will be prorated based on the ratio of the number of days in the Performance Period prior to the date of the Change in Control to the total number of days in the Plan Year. Such amount, if any, shall be paid at the same time that Bonuses under the Plan for the applicable Plan Year are paid to other Participants.

Exhibit 10.1
Notwithstanding any provision to the contrary, in the event a Participant would be entitled to severance under the CIC Plan, no Bonus shall be payable under this Plan for the Plan Year in which the termination of employment occurs (or, if the Participant is entitled to payment pursuant to 6(d) of the CIC Plan, then no Bonus shall be payable hereunder for the Plan Year in which the Change in Control occurs); rather, the Participant shall receive the severance benefits, if any, provided under the terms of the CIC Plan. A Participant who is entitled to a severance benefit under the CIC Plan in connection with a termination that occurs after the Plan Year but prior to the payment of the Bonus under the Plan for the Plan Year shall be entitled to the Bonus under the Plan for the Plan Year, without proration.
Notwithstanding any provision in the Plan to the contrary, the Plan may not be amended on or after the date of a Change in Control with respect to the Plan Year during which the Change in Control occurred.
IX.    Payment and Withholding
    Bonuses awarded pursuant to the Plan shall be paid to Participants after review and approval by the Compensation Committee or its designees. Any payments due under this Plan shall be made after the applicable Plan Year and on or before March 15 of the year immediately following the end of the respective Plan Year, provided (subject to Sections VI and VIII of the Plan) the Participant is employed with the Company on the actual date of payment. The Bonus will be paid in cash in a single lump sum, subject to all required withholdings. The Company will have the right to deduct from any and all Bonus payments any taxes required to be withheld with respect to such payment. The Company (i) makes no representations or undertaking regarding the treatment of any taxes in connection with any Bonus payment; and (ii) does not commit to structure the terms of the Bonus to reduce or eliminate the Participant’s liability for taxes.
To the extent that the Compensation Committee in its sole discretion determines to permit any payment of a Bonus due under this Plan to a deceased Participant, such payment will be paid to the deceased Participant’s beneficiary duly designated by the Participant in accordance with the Company's practices. If no such beneficiary has been designated or survives the Participant, payment will be made by will or the laws of descent or distribution as determined in accordance with applicable law.
    Any payments made under this Plan will be offset for any monies that the Compensation Committee or its designees, each in their sole discretion, determines the Participant owes to the Company or any or its Affiliates.
X.    Transferability
A Participant shall not have any right to transfer, sell, alienate, assign, pledge, mortgage, hypothecate, collateralize, or otherwise encumber any rights or interests under the Plan or any amounts payable under the Plan.
XI.    No Employment Rights
This Plan is not intended to be a contract of employment. Unless specified otherwise in a written agreement between the Participant and the Company, each of the Participant and the Company have the right to end the employment or service relationship with or without cause or notice. The payment of a Bonus under the Plan for any Plan Year shall not obligate the Company to pay any Participant any amount of remuneration, to continue the employment or services of the Participant after the payment, or to make any further payments or issue any Bonus to the Participant for any future Plan Year or at any time thereafter.

Exhibit 10.1
XII.    Compliance with Section 409A
It is the intent of the Company that any payment made under the Plan be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated and other official guidance issued thereunder (collectively, “Section 409A”), pursuant to the short-term deferral exemption set forth in Section 1.409A-1(b)(4) of the Treasury Regulations, and the Plan will be administered and interpreted consistent with such intent. No action will be taken to accelerate or delay the payment of any amounts in any manner which would violate Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments provided under the Plan are exempt from or comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A.
XIII.    Unfunded Liability; No Rights Prior to Payment
Benefits under the Plan shall be paid from the general funds of the Company, and Participants shall have no special or priority right to any assets of the Company. Nothing in the Plan shall require the Company to segregate or set aside any funds or other property for the purpose of paying any portion of an award. No Employee, Participant, beneficiary or other person shall have any right, title or interest in any Bonus or any other amount awarded under the Plan prior to the payment of such Bonus or award to him or her. It is not intended that a Participant’s interest in the Plan will constitute a security or equity interest within the meaning of any state or federal securities laws.
XIV.    Applicable Law
    The Plan and all determinations made and taken pursuant hereto will be governed by the laws of the State of Delaware, to the extent not preempted by federal law, and construed accordingly.
XV.    Severability
If any provision of this Plan shall be determined to be illegal, invalid or unenforceable, such determination shall in no manner affect the legality, validity or enforceability of any other provision hereof.